Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
SeaBright Insurance Holdings, Inc.:
  We consent to the incorporation by reference in the registration statements (No. 333-123319 and 333-134613) on Form S-8 of SeaBright Insurance Holdings, Inc. of our reports dated March 16, 2007, with respect to the consolidated balance sheets of SeaBright Insurance Holdings, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of SeaBright Insurance Holdings, Inc.
     As discussed in Note 2 of the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.
/s/ KPMG LLP
Seattle, Washington
March 16, 2007